Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Nano-X Imaging Ltd. of our report dated May 1, 2023, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Nano-X Imaging Ltd.'s Annual Report on Form 20-F for the year ended December 31, 2022. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
April 22, 2024	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited